                         Exhibit 5.1

Our File Number: 66718.00001
Writer’s Direct Dial Number: (954) 462-2000
Writer’s E-Mail Address: rlamm@gunster.com
June 10, 2026
Krispy Kreme, Inc.
2116 Hawkins Street, Suite 101
Charlotte, North Carolina 28203

Re: Krispy Kreme, Inc. – Registration Statement on Form S-8

Ladies and Gentlemen:
We have acted as legal counsel for Krispy Kreme, Inc., a corporation organized under the laws of the State of Delaware (the “Registrant”), in connection with assisting the Registrant in the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registrant’s Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 13,455,803 shares (the “Shares”) of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), that may be issued from time to time by the Registrant pursuant to the Amended and Restated Krispy Kreme, Inc. 2021 Omnibus Incentive Plan (the “Plan”).
This opinion letter has been prepared and is to be construed in accordance with the “Report on Third-Party Legal Opinion Customary Practice in Florida, dated December 3, 2011” issued by the Legal Opinion Standards Committee of the Florida Bar Business Law Section (the “Opinion Standards Committee”) and the Legal Opinions Committee of the Real Property, Probate and Trust Law Section of the Florida Bar, as modified by the “First Supplement to the Report on Third-Party Legal Opinion Customary Practice in Florida,” dated July 24, 2021, issued by the Opinions Standards Committee and the Legal Opinions Subcommittee of the Real Property Finance and Lending Committee of the Florida Bar Real Property, Probate and Trust Law Section (as so modified, the “Report”). The Report is incorporated by reference into this opinion letter. For purposes of construing the Report, the “Client” as referenced in the Report is the Registrant.
We do not express any opinion herein as to any laws other than the provisions of the Delaware General Corporation Law (the “DGCL”) that are applicable to our opinion set forth below. Except as described above, we have neither examined nor do we express any opinion with respect to Delaware law. Without limiting the foregoing, we express no opinion on Delaware contracts law or on general principles of equity, considerations of public policy, judicial discretion or other considerations that may affect the application of the DGCL to specific facts.

Documents Reviewed
    In rendering the following opinion, as to various questions of fact material to our opinion, we have (except to the extent otherwise expressly stated herein) relied solely on the examination of originals or copies, certified or otherwise identified to our satisfaction of the following documents (collectively, the “Documents”) and upon the accuracy of the statements, representations and warranties made in the Documents, and we have made no independent investigation or inquiry with respect to such factual matters:
A.    The Registration Statement;
B.    A Secretary’s Certificate furnished to us by the Assistant Corporate Secretary of the Registrant (the “Certificate”), dated as of the date hereof;
C.    A copy of the Registrant’s Amended and Restated Certificate of Incorporation that is referenced in the Certificate (the “Amended and Restated Certificate of Incorporation”);
D.    A copy of the Registrant’s Amended and Restated Bylaws that is referenced in the Certificate (the “Amended and Restated Bylaws”);
E.    The Plan;
F.    Copies of the resolutions of the Registrant’s Board of Directors that are attached to the Certificate;
G.    A copy of the resolutions of the sole stockholder of the Registrant dated June 28, 2021 that is attached to the Certificate;
H.    A certificate of the Registrant’s Inspector of Elections that is attached to the Certificate; and
I.    A certificate of good standing from the Secretary of State of the State of Delaware with respect to the Registrant that is attached to the Certificate.
We have made no investigation or review of any matters relating to the Registrant or any other person other than as expressly stated herein. Without limiting the foregoing and with your consent, (i) we have made no examination or investigation (A) to verify the accuracy or completeness of any financial, accounting, statistical or other similar information set forth or incorporated by reference in the Registration Statement or in any other documents, including the

Documents, or (B) with respect to any other accounting or financial matters and accounts, and express no opinion with respect thereto; (ii) we have not verified whether or not all of the steps in the organization, the chain of elections of officers or directors, the issuances and transfers of shares or share certificates, or the adoption of or amendments to the certificate of incorporation or the bylaws of the Registrant, or comparable matters applicable at the time of or since the formation of the Registrant, were performed in accordance with applicable law in effect when such actions were taken (and/or were taken in a regular and continuous manner), and we have relied on the presumption of regularity and continuity of such steps in rendering our opinion set forth in this opinion letter; and (iii) we have not conducted a search or investigation of the records, files or indices of any court or governmental authority for litigation, action, suits, proceedings, orders, judgments, decrees, filings, arbitrations, or otherwise.
In all such examinations, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures on originals or certified copies, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. In making our examination of executed Documents, we have assumed that the parties thereto, other than the Registrant, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such Documents and the validity and binding effect thereof on such parties.
Opinion
Based upon and subject to the foregoing, and subject to the limitations, qualifications and assumptions set forth in the Report and/or in this opinion letter, as of the date hereof, we are of the opinion that the Shares, when issued, delivered, and paid for in accordance with the terms and conditions of the Plan, will be validly issued, fully paid and nonassessable.
Nothing contained in this opinion letter shall be deemed to be an opinion other than as set forth in the immediately preceding paragraph.
Qualifications and Limitations
In rendering the opinion stated herein, we have assumed that (i) the consideration received by the Registrant for each of the Shares delivered pursuant to the Plan shall not be less than the per share par value of the Shares; (ii) the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Registrant (except that we do not make this assumption with respect to the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws); and (iii) the Registrant will continue to have sufficient authorized shares of Common Stock.

This opinion letter is furnished solely in connection with the offering and sale of the Shares while the Registration Statement is in effect. The opinion expressed in this opinion letter is rendered as of the date hereof and is based on facts in existence and statutes, rules, regulations and judicial decisions in effect on the date hereof, and we express no opinion as to circumstances or events that may occur subsequent to such date. In addition, we specifically disclaim any undertaking or obligation to advise you of changes that hereafter may be brought to our attention. Furthermore, the opinion provided herein is provided as a legal opinion only and not as a guarantee or warranty of the matters discussed herein. Except as provided in the next paragraph, this opinion letter may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our written consent.
We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.
The opinion set forth in this opinion letter is limited to the matters expressly set forth and no opinion is to be implied or may be inferred beyond the matters expressly stated.
Very truly yours,

/s/ GUNSTER, YOAKLEY & STEWART, P.A.
GUNSTER, YOAKLEY & STEWART, P.A.
RBL/CRS